Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Edgar O. Huber, President and Chief Operating Officer of Lands’ End, Inc. (the “Company”) and Michael P. Rosera, Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2014

/s/ Edgar O. Huber
Edgar O. Huber
President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael P. Rosera

Michael P. Rosera

Executive Vice President, Chief Operating Officer/Chief Financial

Officer and Treasurer

(Principal Financial Officer)